EXHIBIT 99.1

First Data Reports Profitable Fourth Quarter

Q4 net income of $12 million, first profit in 29 quarters since the 2007 privatization

Record Q4 results since privatization include $2.9 billion in consolidated revenue, $1.8 billion in adjusted

Revenue, $712 million in adjusted EBITDA, and $420 million in operating profit

Q4 adjusted revenue growth, excluding currency impacts, was 6% versus prior year,

led by 8% growth in Financial Services and 13% growth in International

ATLANTA, February 10, 2015 - First Data Corporation today reported financial results for the fourth quarter ended December 31, 2014. Consolidated revenue for the fourth quarter was $2.9 billion, the highest since First Data’s privatization in 2007 and up 3% versus the prior year period. Adjusted revenue, modified for items such as the exclusion of pass-through debit network fees and postage, was up 4% versus the prior year period to $1.8 billion or 6% excluding currency impacts.

“Our historic fourth quarter, and the year as a whole, demonstrated the continued transformation of First Data,” said Chairman and CEO Frank Bisignano. “This past year saw the launch of numerous new products, the development of strategic partnerships, and a significantly strengthened capital position. We look to 2015 and beyond with great anticipation as we leverage our assets, relationships, and innovative solutions to help drive the future of commerce.”

For the fourth quarter, the net income attributable to First Data was $12 million, compared to a loss of $123 million in the prior year period. Driving the increase was a material improvement in operating profit, up 17% versus the prior year period, and a reduction in interest expense. Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $712 million, up 6% versus the prior year period or 8% excluding currency impacts, driven by growth in revenue and positive operating leverage. EBITDA margin for the quarter was 39%, up 1 percentage point versus the prior year period. EBITDA and EBITDA margin also constituted record highs since First Data’s privatization.

For the fourth quarter, the company generated $436 million in cash flow from operations after $220 million in cash interest payments. The company finished the quarter with $1.1 billion in unrestricted liquidity.

Segment Results

Merchant Solutions segment revenue for the fourth quarter was $947 million, up 1% versus the prior year period. Merchant acquiring revenue increased 3% versus the prior year period. Product revenue declined 1% versus the prior year period, adversely impacted by the sale of Electronic Funds Source, LLC, (EFS) as well as the continued decline in check processing, offset by growth in equipment revenue. Segment EBITDA was $426 million, down 2% versus the prior year period. EBITDA margin for the fourth quarter was 45%, down 2 percentage points versus the prior year period. EFS contributed $12 million in revenue and $7 million of EBITDA in the fourth quarter of 2013.

Financial Services segment revenue for the fourth quarter was $383 million, up 8% versus the prior year period, a record quarterly growth rate since First Data’s privatization. Growth was driven by the continued benefit from new business wins and growth in existing portfolios and network revenue. Segment EBITDA was $201 million, up 17% versus the prior year period. EBITDA margin for the fourth quarter was 52%, up 4 percentage points versus the prior year period, reflecting positive revenue growth while holding expenses flat.

International segment revenue for the fourth quarter was $473 million, up 4% versus the prior year period. On a constant currency basis, revenue was up 13% versus the prior year period, with merchant acquiring revenue up 14% on volume growth and a portfolio sale in EMEA.  Issuing revenue was up 12% on growth in volume and cards on file. Segment EBITDA was $154 million, up 15% versus the prior year period and up 23% on a constant currency basis. EBITDA margin for the fourth quarter was 33%, up 4 percentage points versus the prior year period.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host a pre-recorded conference call and webcast on Wednesday, February 11, 2015, at 8 a.m. EST to review the fourth quarter 2014 financial results.

To listen to the call, dial (800) 708-4540 (U.S.) or (847) 619-6397 (outside the U.S.); passcode 38680859, at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation to accompany the call will also be available on the website.

A replay of the call will be available through February 25, 2015, at (888) 843-7419 (U.S.) or (630) 652-3042 (outside the U.S.); passcode 38680859 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data is the global leader in payment technology and service solutions. With 24,000 owner-associates and operations in 35 countries, the company provides secure and innovative payment technology and services to more than six million merchant locations and financial institutions around the world, from small businesses to the world’s largest corporations. Today, businesses in nearly 70 countries trust First Data to secure and process nearly 2,000 financial transactions per second, totaling $1.8 trillion a year. First Data’s unparalleled infrastructure and partnerships go “beyond the transaction” with next-generation point-of-sale technology fueled by powerful analytics to detect fraud, gain insights into consumer spending, and strengthen customer loyalty. All day, every day, First Data helps its clients thrive in the evolving world of commerce.

Rich Wilhelm Investor Relations First Data 404-890-3000 investor@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation

Consolidated Statements of Operations

(Unaudited)

(in millions)

	Three months ended December 31,
	2014	2013	% Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,045.2	$1,024.7	2%
Check services	66.1	72.2	-8%
Card services	471.6	437.1	8%
Other services	135.7	137.8	-2%
Product sales and other	254.1	214.4	19%
Reimbursable debit network fees, postage and other	910.6	910.9	—%
Total revenues	2,883.3	2,797.1	3%

Expenses:
Cost of services (exclusive of items shown below)	716.5	689.6	4%
Cost of products sold	92.0	87.1	6%
Selling, general and administrative	482.1	468.7	3%
Reimbursable debit network fees, postage and other	910.6	910.9	—%
Depreciation and amortization	259.3	273.1	-5%
Other operating expenses:
Restructuring, net	2.7	2.0	35%
Litigation and regulatory settlements	—	8.0	-100%
Total expenses	2,463.2	2,439.4	1%
Operating profit	420.1	357.7	17%

Interest income	1.5	3.1	-52%
Interest expense	(405.2)	(470.5)	-14%
Other income (expense) (b)	21.4	(26.0)	NM
	(382.3)	(493.4)	-23%

Income (loss) before income taxes and equity earnings in affiliates	37.8	(135.7)	NM

Income tax expense (benefit)	28.6	(15.2)	NM
Equity earnings in affiliates (a)	56.4	52.3	8%
Net income (loss)	65.6	(68.2)	NM
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	53.8	54.9	-2%
Net income (loss) attributable to First Data Corporation	$11.8	$(123.1)	NM

(See accompanying notes)

First Data Corporation

Consolidated Statements of Operations

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2014	2013	% Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$4,060.5	$3,987.9	2%
Check services	264.2	286.7	-8%
Card services	1,817.1	1,687.3	8%
Other services	513.7	502.4	2%
Product sales and other	892.8	837.2	7%
Reimbursable debit network fees, postage and other	3,603.5	3,507.4	3%
Total revenues	11,151.8	10,808.9	3%

Expenses:
Cost of services (exclusive of items shown below)	2,741.3	2,808.8	-2%
Cost of products sold	337.2	334.0	1%
Selling, general and administrative	1,961.8	1,888.8	4%
Reimbursable debit network fees, postage and other	3,603.5	3,507.4	3%
Depreciation and amortization	1,055.5	1,091.3	-3%
Other operating expenses:
Restructuring, net	13.2	48.0	-73%
Litigation and regulatory settlements	—	8.0	-100%
Total expenses	9,712.5	9,686.3	—%
Operating profit	1,439.3	1,122.6	28%

Interest income	10.6	11.1	-5%
Interest expense	(1,753.0)	(1,880.7)	-7%
Loss on debt extinguishment	(260.1)	—	NM
Other income (expense) (b)	161.2	(46.9)	NM
	(1,841.3)	(1,916.5)	-4%

Loss before income taxes and equity earnings in affiliates	(402.0)	(793.9)	-49%

Income tax expense	82.1	86.5	-5%
Equity earnings in affiliates (a)	219.6	188.3	17%
Net loss	(264.5)	(692.1)	-62%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	193.3	177.0	9%
Net loss attributable to First Data Corporation	$(457.8)	$(869.1)	-47%

(See accompanying notes)

First Data Corporation

Summary Segment Data

(Unaudited)

(in millions)

	Three months ended December 31,
	2014	2013	% Change
Segment Revenues (c):
Merchant Solutions	$946.6	$933.1	1%
Financial Services	383.3	354.3	8%
International	473.2	454.3	4%
Subtotal segment revenues	1,803.1	1,741.7	4%
All Other and Corporate	34.1	30.9	10%
Adjustments to reconcile to Adjusted revenues:
Official check and money order revenues (d)	(0.2)	(1.2)	-83%
Eliminations of intersegment revenues	(15.4)	(18.4)	-16%
Adjusted revenues	1,821.6	1,753.0	4%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	26.4	12.1	118%
Official check and money order revenues (d)	0.2	1.2	-83%
ISO commission expense (g)	124.5	119.9	4%
Reimbursable debit network fees, postage and other	910.6	910.9	—%
Consolidated revenues	$2,883.3	$2,797.1	3%

Segment EBITDA (h):
Merchant Solutions	$426.0	$436.0	-2%
Financial Services	200.5	171.4	17%
International	154.3	133.7	15%
Subtotal segment EBITDA	780.8	741.1	5%
All Other and Corporate	(69.0)	(71.9)	-4%
Adjusted EBITDA	711.8	669.2	6%
Adjustments to reconcile to Net income (loss) attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	7.8	(0.8)	NM
Depreciation and amortization	(259.3)	(273.1)	-5%
Interest expense	(405.2)	(470.5)	-14%
Interest income	1.5	3.1	-52%
Other items (i)	(1.1)	(46.3)	-98%
Income tax (expense) benefit	(28.6)	15.2	NM
Stock based compensation	(4.5)	(2.0)	125%
Official check and money order EBITDA (d)	(0.1)	0.8	NM
Costs of alliance conversions (j)	(3.1)	(9.2)	-66%
KKR related items (k)	(6.7)	(7.4)	-9%
Debt issuance costs (l)	(0.7)	(2.1)	-67%
Net income (loss) attributable to First Data Corporation	$11.8	$(123.1)	NM

Segment depreciation and amortization (a):
Merchant Solutions	$101.2	$115.9	-13%
Financial Services	76.6	81.5	-6%
International	61.7	66.3	-7%
Subtotal segment depreciation and amortization	239.5	263.7	-9%
All Other and Corporate	12.2	10.5	16%
	251.7	274.2	-8%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	22.9	18.8	22%
Amortization of initial payments for new contracts	10.9	10.8	1%
Total consolidated depreciation and amortization	$285.5	$303.8	-6%

(See accompanying notes)

First Data Corporation

Summary Segment Data

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2014	2013	% Change
Segment Revenues (c):
Merchant Solutions	$3,667.8	$3,639.4	1%
Financial Services	1,461.5	1,368.5	7%
International	1,791.8	1,719.4	4%
Subtotal segment revenues	6,921.1	6,727.3	3%
All Other and Corporate	130.8	121.4	8%
Adjustments to reconcile to Adjusted revenues:
Official check and money order revenues (d)	(2.7)	(4.4)	-39%
Eliminations of intersegment revenues	(62.4)	(68.1)	-8%
Adjusted revenues	6,986.8	6,776.2	3%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	57.3	38.4	49%
Official check and money order revenues (d)	2.7	4.4	-39%
ISO commission expense (g)	501.5	482.5	4%
Reimbursable debit network fees, postage and other	3,603.5	3,507.4	3%
Consolidated revenues	$11,151.8	$10,808.9	3%

Segment EBITDA (h):
Merchant Solutions	$1,664.6	$1,629.8	2%
Financial Services	741.3	617.9	20%
International	532.7	475.3	12%
Subtotal segment EBITDA	2,938.6	2,723.0	8%
All Other and Corporate	(275.9)	(273.6)	1%
Adjusted EBITDA	2,662.7	2,449.4	9%
Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	24.7	2.4	NM
Depreciation and amortization	(1,055.5)	(1,091.3)	-3%
Interest expense	(1,753.0)	(1,880.7)	-7%
Interest income	10.6	11.1	-5%
Loss on debt extinguishment	(260.1)	—	NM
Other items (i)	94.1	(132.7)	NM
Income tax expense	(82.1)	(86.5)	-5%
Stock based compensation	(49.9)	(38.1)	31%
Official check and money order EBITDA (d)	1.0	2.7	-63%
Costs of alliance conversions (j)	(20.0)	(68.3)	-71%
KKR related items (k)	(26.9)	(31.8)	-15%
Debt issuance costs (l)	(3.4)	(5.3)	-36%
Net loss attributable to First Data Corporation	$(457.8)	$(869.1)	-47%

Segment depreciation and amortization (a):
Merchant Solutions	$410.0	$454.1	-10%
Financial Services	317.3	327.2	-3%
International	255.4	264.8	-4%
Subtotal segment depreciation and amortization	982.7	1,046.1	-6%
All Other and Corporate	49.1	45.2	9%
	1,031.8	1,091.3	-5%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	86.2	79.1	9%
Amortization of initial payments for new contracts	45.3	41.5	9%
Total consolidated depreciation and amortization	$1,163.3	$1,211.9	-4%

(See accompanying notes)

First Data Corporation

Notes to Financial Schedules

(Unaudited)

(a)         Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees”  and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $15.3 million and $62.5 million for the three and twelve months ended December 31, 2014, respectively, and $19.9 million and $79.1 million for the three and twelve months ended December 31, 2013, respectively.

(b)         Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)          Segment revenues is adjusted to exclude reimbursable debit network fees, postage and other.  Merchant Solutions segment revenues is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization (“ISO”) commissions classified as expense on a contra-revenue basis.

(d)         Represents an adjustment to exclude the official check and money order businesses from revenues and EBITDA due to the Company’s wind down of these businesses.

(e)          Reconciles “Adjusted revenues” to “Consolidated revenues” or “Adjusted EBITDA” to “Net income (loss) attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(f)           Net adjustment to reflect First Data’s proportionate share of alliance revenues and EBITDA within the Merchant Solutions segment, equity earnings in affiliates included in International segment revenues and amortization related to equity method investments not included in segment EBITDA.

(g)          Independent Sales Organization commissions are presented as contra-revenues for Merchant Solutions segment revenues reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)         Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  Merchant Solutions segment EBITDA is presented on a proportionate consolidation basis.  Segment EBITDA excludes the adjustments to reconcile to “Net income (loss) attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(i)             Includes restructuring, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)            Costs of alliance conversions primarily represent costs directly associated with the strategy to have First Data operate the Bank of America N.A.’s (“the Bank”) legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance.

(k)         Represents KKR annual sponsorship fees for management, financial and other advisory services.

(l)             Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

First Data Corporation

Selected Consolidated Balance Sheet, Cash Flow, and Other Data

(Unaudited)

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	December 31, 2014	December 31, 2013

Cash and cash equivalents	$358.4	$425.3
Current settlement assets	7,554.9	7,541.8
Long-term settlement assets	3.5	15.2
Total assets	34,269.3	35,239.8

Short-term and current portion of long-term borrowings	160.8	146.3
Settlement obligations	7,557.3	7,553.4
Long-term borrowings	20,711.4	22,556.8
Total liabilities	31,551.1	33,477.9

Redeemable noncontrolling interest	70.4	69.1

Total First Data Corporation stockholder’s deficit	(451.9)	(1,489.6)
Noncontrolling interests	3,099.7	3,182.4
Total equity	2,647.8	1,692.8

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended December 31, 2014	Three months ended December 31, 2013	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013

Source/(Use) of cash

Net cash provided by operating activities	$436.0	$340.7	$1,013.2	$672.7

Net cash used in investing activities	(163.2)	(118.9)	(328.8)	(353.1)

Net cash used in financing activities	(291.3)	(149.9)	(721.0)	(490.1)

Supplemental cash flow data

Cash interest payments on long-term debt (a)	$220	$301	$1,717	$1,781

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2015 and 2016 (a) (b)

Three months ended	Estimated Cash Interest Payments on Long-Term Debt

March 31, 2015	$560

June 30, 2015	225

September 30, 2015	570

December 31, 2015	230
$1,585
Year ended December 31, 2016	$1,650

(a)         For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)         This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.”  Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro-denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

First Data Corporation

Financial Covenant Calculation

(Unaudited)

(in millions)

As of December 31, 2014, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $11,861.8 million, Consolidated EBITDA of $3,057.3 million and a Ratio of 3.88 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended December 31, 2014
Net loss attributable to First Data Corporation	$(457.8)
Interest expense, net (1)	1,742.4
Income tax expense	82.1
Depreciation and amortization (2)	1,163.3
EBITDA (18)	2,530.0

Stock based compensation (3)	49.9
Restructuring, net (4)	44.0
Non-operating foreign currency (gains) and losses (5)	(59.1)
Investment (gains) and losses (6)	(100.2)
Derivative financial instruments (gains) and losses (7)	(0.3)
Official check and money order EBITDA (8)	(1.0)
Cost of alliance conversions and other technology initiatives (9)	20.7
KKR related items (10)	20.9
Debt issuance costs (11)	3.4
Litigation and regulatory settlements (12)	0.5
Projected near-term cost savings and revenue enhancements (13)	60.4
Net income attributable to noncontrolling interests and redeemable noncontrolling interest (14)	193.3
Equity entities taxes, depreciation and amortization (15)	11.5
Loss on debt extinguishment (16)	260.1
Other (17)	23.2
Consolidated EBITDA (18)	$3,057.3

(1)	Includes interest expense and interest income.
(2)

Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $45.3 million and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $62.5 million.

(3)	Stock based compensation recognized as expense.
(4)	Restructuring charges in connection with management’s alignment of the business with strategic objectives and the departure of executive officers.
(5)	Represents net gains and losses related to currency translations on certain intercompany loans and euro-denominated debt.
(6)	Reflects investment gains and losses, principally $98.2 million gain on sale of minority interest, Electronic Funds Source.
(7)	Represents fair market value adjustments for cross-currency swaps and interest rate swaps that are not designated as accounting hedges.
(8)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to wind down of these businesses.
(9)

Represents costs directly associated with the strategy to have First Data operate Bank of America N.A.’s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(10)	Represents KKR annual sponsorship fees for management, financial and other advisory services.
(11)	Debt issuance costs represent costs associated with issuing debt and modifying First Data’s debt structure.
(12)	Represents settlements of litigation or regulatory matters.
(13)

Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 9, the Banc of America Merchant Services (“BAMS”) alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(14)	Net income attributable to noncontrolling interests and redeemable noncontrolling interest in restricted subsidiaries.
(15)	Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.
(16)	Loss incurred due to early extinguishment of debt.
(17)	Includes items such as impairments and other as applicable to the period presented.

First Data Corporation

Financial Covenant Calculation

(Unaudited)

(in millions)

(18)

EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of First Data’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that First Data does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 13 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interest of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

First Data Corporation

Reconciliation of Non-GAAP Measures

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenues represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA.  Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended December 31,				Three months ended December 31,
	2014	2013	% Change		2014	2013	% Change
First Data Corporation				First Data Corporation
Consolidated adjusted revenue	$1,821.6	$1,753.0	4%	Consolidated adjusted EBITDA	$711.8	$669.2	6%
Foreign exchange impact (1)	40.3			Foreign exchange impact (1)	10.7
Consolidated adjusted revenue on a constant currency basis	$1,861.9	$1,753.0	6%	Consolidated adjusted EBITDA on a constant currency basis	$722.5	$669.2	8%

	Three months ended December 31,				Three months ended December 31,
	2014	2013	% Change		2014	2013	% Change
International				International
Segment revenue	$473.2	$454.3	4%	Segment EBITDA	$154.3	$133.7	15%
Foreign exchange impact (1)	40.3			Foreign exchange impact (1)	10.7
Segment revenue on a constant currency basis	$513.5	$454.3	13%	Segment EBITDA on a constant currency basis	$165.0	$133.7	23%

	Three months ended December 31,				Three months ended December 31,
	2014	2013	% Change		2014	2013	% Change
International				International
Segment revenue - merchant acquiring	$240.1	$227.2	6%	Segment revenue - card issuing	$233.1	$227.1	3%
Foreign exchange impact (1)	19.4			Foreign exchange impact (1)	20.9
Segment revenue - merchant acquiring on a constant currency basis	$259.5	$227.2	14%	Segment revenue - card issuing on a constant currency basis	$254.0	$227.1	12%

(1) Foreign exchange impact represents the difference between actual 2014 revenue and 2014 revenue calculated using 2013 exchange rates.